UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2023

CRESTWOOD EQUITY PARTNERS LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34664	43-1918951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

811 Main St., Suite 3400

Houston, TX 77002

(Address of principal executive offices)

(832) 519-2200

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	CEQP	New York Stock Exchange
Preferred Units Representing Limited Partner Interests	CEQP-P	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of unitholders (the “Special Meeting”) of Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), was held virtually at 9:00 a.m. Central Time on October 30, 2023. The Special Meeting was held in order to consider and vote upon the proposals set forth in the definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 29, 2023 (the “Proxy Statement”), to (i) approve and adopt the Agreement and Plan of Merger, dated as of August 16, 2023 (the “Merger Agreement”), by and among the Partnership, Energy Transfer LP, a Delaware limited partnership (“Energy Transfer”), Pachyderm Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Energy Transfer (“Merger Sub”), and, solely for the purposes set forth therein, LE GP, LLC, a Delaware limited liability company and the sole general partner of Energy Transfer, pursuant to which, among other things, the Partnership will be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the merger as a direct wholly owned subsidiary of Energy Transfer, and the transactions contemplated thereby (the “Merger Proposal”), (ii) approve, on an advisory (non-binding) basis, specified compensation that may be received by the Partnership’s named executive officers in connection with the Merger (the “Advisory Compensation Proposal”) and (iii) approve any adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the Merger Proposal (the “Adjournment Proposal”). The proposals are described in detail in the Proxy Statement.

At the Special Meeting, the Merger Proposal was approved by the affirmative vote of the holders of a majority of the Partnership’s outstanding aggregate common units and preferred units, on an as-converted basis, voting as a single class. The Advisory Compensation Proposal was approved by the affirmative vote of the holders of a majority of the Partnership’s outstanding aggregate common units and preferred units, on an as-converted basis, voting as a single class. The Adjournment Proposal was approved by the affirmative vote of the holders of a majority of the Partnership’s outstanding aggregate common units and preferred units, on an as-converted basis, voting as a single class, present online or by proxy at the Special Meeting.

As of the close of business on September 22, 2023, the record date for the Special Meeting, there were a total of 112,221,849 aggregate common units and preferred units, on an as-converted basis, of the Partnership outstanding and entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, holders of 85,970,846 aggregate common units and preferred units, on an as-converted basis, of the Partnership were present in person or represented by proxy, constituting a quorum to conduct business at the Special Meeting. The following are the final voting results on the proposals considered and voted upon at the Special Meeting, each of which is more fully described in the Proxy Statement:

Proposal 1 — The Merger Proposal: The voting results were as follows:

FOR	AGAINST	ABSTENTIONS
78,221,968	7,520,310	228,568

Proposal 2 — The Advisory Compensation Proposal: The voting results were as follows:

FOR	AGAINST	ABSTENTIONS
77,379,577	7,549,608	1,041,661

Proposal 3 — The Adjournment Proposal: The voting results were as follows:

FOR	AGAINST	ABSTENTIONS
81,963,883	3,582,318	424,645

Although the Adjournment Proposal was approved, the adjournment of the Special Meeting was not necessary because the Partnership’s unitholders approved the Merger Proposal.

Item 8.01.	Other Events.

On October 30, 2023, the Partnership issued a press release announcing the preliminary results of the Special Meeting and expected closing date of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated October 30, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2023

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC, its General Partner

By:	/s/ Michael K. Post
Name:	Michael K. Post
Title:	Vice President, Associate General Counsel & Corporate Secretary

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